SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934


               Date of Report:  August 29, 1995






                    LEE ENTERPRISES, INCORPORATED
     (Exact name of registrant as specified in its charter)

        Delaware                1-6227         42-0823980
(State or other jurisdiction  (Commission    (IRS Employer
 of incorporation)             File Number)   Identification No.)


215 N. Main Street, Davenport, Iowa                 52801-1924
(Address of principal executive offices)               Zip Code


                        (319) 383-2100
     (Registrant's telephone number, including area code)

Item 5.   Other Events.

               On August 29, 1995, the Registrant acquired all of the outstanding common and preferred stock of SJL of Kansas Corp., a Kansas corporation ("SJL").

               SJL owns and operates, directly or through wholly-owned subsidiaries, television stations KSNW Channel 3, Wichita, Kansas; KSNT, Channel 27, Topeka, Kansas; KSNC, Channel 2, Great Bend, Kansas; KSNG, Channel 11, Garden City, KS; and KSNK, Channel 8, Oberlin, KS.

               The transaction was effected by means of a reverse triangular merger of SJLK Acquisition Corp., a newly-formed Kansas corporation and wholly-owned subsidiary of the Registrant ("SJLK"), into SJL pursuant to an Acquisition Agreement entered into by and among the Registrant, SJLK, SJL and each stockholder of SJL executing a counterpart of the Acquisition Agreement on March 6, 1995. At the effective time of the merger on August 29, 1995, all of the outstanding common and preferred stock of SJL was cancelled in exchange for payment of $48,750,000 plus adjusted working capital (as defined in the Acquisition Agreement) of approximately $2,472,000 to the stockholders of SJL. After the issuance of new common stock to Registrant, it became the sole shareholder of SJL. SJL is not a significant subsidiary of the Registrant.

               Acquisition of the stock of SJL was approved by the Federal Communications Commission, pursuant to its authority under the Federal Communications Act of 1934, as amended, on June 27, 1995.

               The Registrant and Norwest Bank Iowa, National Association, pursuant to a Non-Revolving Committed Credit Line, and Firstar Bank Milwaukee, N.A., pursuant to a Multiple Advanced Term Loan, provided the funds to finance the purchase price paid to the stockholders of SJL.

                           Signatures

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LEE ENTERPRISES, INCORPORATED
                                            (Registrant)



                                   By /s/G. Christopher Wahlig
                                      G. Christopher Wahlig
                                      Chief Accounting Officer



Dated:  September 18, 1995